UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 29, 2025

AMG Comvest Senior Lending Fund
(Exact name of Registrant as specified in its Charter)

DELAWARE	814-01669	93-4109571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

360 S. Rosemary Avenue, Suite 1700 West Palm Beach, FL	33401
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (561)
727-2001
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (
see
General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 8.01. Other Events.
January 2025 Dividends
On January 29, 2025, AMG Comvest Senior Lending Fund (the “Fund”) declared dividends for its Class I common shares of beneficial interest (the “Class I Common Shares”) in the amounts per share set forth below:

	Gross Dividend	Shareholder Servicing and/or Distribution Fee	Net Dividend
Class I Common Shares	$0.1604	$—	$0.1604
The dividends for the Class I Common Shares are payable to shareholders of record as of January 30, 2025, and will be paid on or about February 19, 2025.
These dividends will be paid in cash or reinvested in additional Class I Common Shares for shareholders participating in the Fund’s dividend reinvestment plan.
Net Asset Value
The net asset value (“NAV”) per share for the Class I Common Shares as of December 31, 2024, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV per share as of December 31, 2024
Class I Common Shares	$25.33
As of December 31, 2024, the Fund’s aggregate NAV was $201,269,642, the fair value of its investment portfolio was $399,267,811 and it had principal debt outstanding of $223,336,790, resulting in a debt-to-equity
ratio of approximately 1.11 times.*
Status of Offering
The Fund is currently publicly offering on a continuous basis up to $2.0 billion in Class I Common Shares (the “Offering”). The following table lists the Class I Common Shares issued and total consideration for the Offering as of the date of this filing (through the January 1, 2025, subscription date). The Fund intends to continue selling Class I Common Shares in the Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Offering:
Class I Common Shares**	10,715,146	$270,160,219

Total Offering	10,715,146	$270,160,219
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*
The net asset value per share of the Class I Common Shares as of December 31, 2024, the number of Class I Common Shares issued as of January 29, 2025, based on the December 31, 2024 net asset value, and the fair value of the Fund’s investment portfolio as of December 31, 2024 are preliminary estimates based on the Fund’s preliminary determinations and current expectations, and such information is inherently uncertain. These preliminary figures are subject to completion of the Fund’s customary year-end
closing and review procedures and third-party audit, including the determination of the fair value of the Fund’s portfolio investments. As a result, actual results could differ materially from the current preliminary estimates based on adjustments made during the Fund’s year-end
closing and review procedures and third-party audit, and the Fund’s reported information in its Annual Report on Form
10-K
for the year ended December 31, 2024, may differ from this information, and any such differences may be material.

**
Includes 7,945,702 shares originally exempted from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder, that were converted into Class I Common Shares.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMG COMVEST SENIOR LENDING FUND

Date: January 30, 2025	By:	/s/ Michael Altschuler
	Name:	Michael Altschuler
	Title:	Vice President

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